Exhibit (a)(1)(G)

Employee Stock Option Exchange Program Make your decision Sept. 28 through Oct. 30, 2009

The Employee Stock Option Exchange Program gives you a one-time opportunity to exchange your eligible underwater options for new options. “ We believe in our future and are investing in our technology and our people. Intel is committed to employee stock ownership because it enables you to share in our success; it says we are all in this together. We believe that when employees are stock owners, they are more committed to our shared vision and goals , and have a direct influence on Intel’s success. It’s important to Intel that you have the opportunity to get value from your stock options over the long term.” Paul Otellini Intel President and CEO Why an Exchange Program? In March 2009, employees heard the good news. Intel announced that an employee stock option exchange program would be submitted for stockholder approval. In May stockholders approved the program. Why is Intel doing this? There are a number of reasons, but it can be summed up as an “investment in employees.” Intel’s leadership believes that investing in employees is the best way to deliver on our long-term commitment to competitiveness. Now the program is here and it’s decision time. It’s time for you to review this one-time opportunity. It’s time to decide how—through the exchange program—you can best share in the long-term success of the company that you commit yourselves to every day. It’s your option. The Exchange Window You have a limited time to make your decision. The exchange window is scheduled to begin on Sept. 28 and to close on Oct. 30, 2009.* You may change your decisions up to the closing date and time. Overview Here’s a general overview of how the program will work: ·You decide whether to exchange your eligible underwater stock options, on a grant-by-grant basis. ·If you exchange, you will get fewer new options with a lower grant price. ·The new options will vest 25% each year over four years, and they will expire seven years from the grant date. ·The grant price of the new options will be set according to the price of Intel stock on Oct. 30, 2009* (the day the new stock options are granted). ·Your new options will be posted to your UBS account within about 10 days from the grant date, and you will receive an email notice letting you know when they are in your stock account. *The exchange window close date is subject to change and you will be notifed of the new date if it is changed. In addition, Intel may terminate the program and you will be notifed if this happens.

Decision Factors to Consider There are four factors to consider before you are ready to make a decision to either exchange or to keep your eligible options. The fnancial impact of this decision is personal and will be realized over time, so it’s also important that you consider your personal fnancial goals and your career plans. 1. Understand your current options: The first thing to consider is how many eligible options you have, the grant prices, and the expiration dates. 2. Understand the new options: The second thing to consider is the new options. There is an exchange ratio for each grant, which determines how many current options you would need to exchange to get one new option. Consider how many new options you’ll get if you exchange, the grant price of your new options, and the new vesting and expiration. 3. Make an assumption about Intel’s future stock price growth: The third thing to consider is your expectations for Intel’s stock price growth potential over the next several years. Do you think it will rise quickly, slowly, not at all, or decline? 4. Compare the future value of your current and new options: The final thing for you to consider is which options will be more valuable over time, based on your belief about Intel’s future stock price growth. If this all seems a bit complex, the My Option Exchange tool can help you see how all of this information comes together if you use the tool to go through the four decision factors. ElIgIblE OPTIONS Stock options that are eligible for exchange are those that: •Were granted between Oct. 1, 2000 and Oct. 1, 2008 under any Intel stock option plan or Equity Incentive Plan, and •Have a grant price that is above the adjusted 52-week high Intel stock price as of the exchange window closing. If any eligible grants go below the adjusted 52-week high Intel stock price during the exchange window, these grants will become ineligible. This means these ineligible grants will not be accepted for exchange. MORE ABOUT THE EXCHANGE RATIOS There is an exchange ratio assigned to every grant. This tells you how many eligible options you need to exchange to get one new option. The preliminary exchange ratios for each grant will be available when the exchange window opens. When the ratios become fnal, you will be notifed and will have about 10 business days to consider the fnal ratios before the exchange window closes. If your total exchanged options would result in fewer than four new options, Intel will round up your new options so that you get a minimum of four new options. The exchange-ratio calculation is intended to result in a fair value (as determined under accounting rules) for the new options that is no greater than the fair value of the eligible options they replace as of the grant date. Make your decision Sept. 28 through Oct. 30, 2009.

Model and decide with My Option Exchange tool available on Circuit starting Sept. 28. The My Option Exchange tool allows you to both model and make your decision in the tool. You can model different scenarios, which will help you determine if you want to exchange a particular grant. Because you can make a decision on each grant, it’s important that you register a decision even if you decide to keep your current options. If you do not register a decision in the tool, there will be no change to your current options. My Option Exchange Tool Take a look at how the tool will help you with the four decision factors you need to consider. 1. Your current options: On the main page of the tool, you’ll see each of your eligible grants. For each one, you’ll see the number of options, the grant price, the grant date, and the expiration date. 2. The new options: The tool shows the exchange ratios for each of your eligible grants. 3. Intel’s future stock price growth: The tool has a modeling feature that allows you to use different assumptions about Intel’s stock price growth. Because your decision needs to be made on each grant, the modeling is done by individual grant. 4. Future value of your current and new options: The modeling feature also will show you the future value of your options, current or new, based on the future price of Intel stock. The graph will show you a “cross-over point.” It’s the point at which your current options would be worth more than the new options, when the greater value crosses over from the new options to the current options. Confirmation Each time you submit a decision you will receive confrmation. You will also receive a fnal confrmation at the end of the exchange window that will show which of your eligible options have been registered for exchange. For example, if any eligible grants go below the adjusted 52-week high Intel stock price during the exchange window, these grants will become ineligible. This means these ineligible grants will not be accepted for exchange and therefore no new options will be granted for them. You have until 8 p.m., Pacifc time, on Oct. 30* to submit and receive confrmation from the My Option Exchange tool of your fnal decision. You may change any previous decisions you have made up to the closing time and date. If you miss making a decision on any of your eligible options you will keep that particular grant. There are absolutely no individual exceptions to the deadline as this is a highly regulated program and Intel cannot alter the terms of the program for any reason. *The exchange window close date is subject to change and you will be notifed of the new date if it is changed. In addition, Intel may terminate the program and you will be notifed if this happens.

Q&A How do I know whether I’m eligible to participate in the program? In general, you are considered an eligible employee and can participate in the program if you are employed by Intel or one of its subsidiaries, and you are employed throughout the duration of the exchange window (even if you are on a leave of absence or in an employment termination notice period), and you hold eligible options. Employees in certain countries may not be eligible if Intel determines that extending the exchange offer in a particular country would have tax, regulatory, or other implications that are inconsistent with Intel’s compensation policies and practices. Intel Board of Directors and listed Intel offcers named in the Summary Compensation table in the 2009 Proxy Statement that Intel fled with the SEC are not eligible to participate. Will I owe taxes if I exchange my eligible options? The answer depends on the country where you live. In the U.S., for federal income tax purposes, the exchange of eligible options for the new options should be treated as a non-taxable exchange and no income should be recognized. Eligible employees who are subject to certain tax authorities outside of the U.S. should read the information on the tax implications of the program. This information will be available to non-U.S. employees on Circuit. However, it’s your responsibility to understand your personal potential tax consequences, which may include consulting your personal tax advisor. What happens to my new options if I terminate employment with Intel? In order to receive your new options, you must be an employee of Intel or one of its subsidiaries on the grant date of the new options. If you obtain new options and subsequently leave Intel, the usual rules apply —all vested stock options can be exercised within a certain period of time before they are canceled, and unvested stock options are forfeited and canceled as of the day you leave Intel. If you leave Intel prior to one year from the grant date, none of the new options will have vested and therefore they cannot be exercised (unless the vesting acceleration feature applies). What happens to options I choose not to exchange or if I don’t use the My Option Exchange tool to register a decision? Nothing will happen. Your eligible options will remain outstanding until they are exercised or they expire by their original terms. They retain their current exercise price and vesting schedule, and all of the other terms and conditions of their original grant. What are the risks of exchanging or not exchanging my eligible stock options? Participating in the program includes the risk that the price of Intel stock may increase in the future to such an extent that the eligible options you exchanged might have been worth more than the new options you received. Conversely, there is risk associated with keeping your eligible options, because no guarantees or predictions can be made about the future price of Intel stock. In evaluating the program, be aware that the future performance of Intel stock and the value of your options will depend upon several factors. These include (but aren’t limited to) the economic environment, performance of the stock market and Intel’s stock as well as of companies in the technology sector, and Intel’s business performance. Due to these factors, there’s a possibility that your eligible options may remain underwater (or your new options may go underwater) and therefore would not be economically worth exercising. There are other risk factors not covered here, but are covered in the Offer to Exchange document available on Circuit or mailed to you on Sept. 28 if you are on sabbatical or leave of absence. Make your decision Sept. 28 through Oct. 30, 2009.

Use your additional resources and get help if you need it. Where to go for More Information Stock Option Exchange Program Page on Circuit You will fnd a wealth of information on the stock option exchange page on Circuit. This is your central place to fInd exchange-related documents and information. Exchange video: Watch the Plain English video. It’s an educational 5-minute video that shows how the exchange program works in simple terms. Exchange presentation: Watch the stock exchange presentation that shows how the My Option Exchange tool modeling feature works and how you can use it to determine the best decision for you. Q&A: Here you will get answers to questions, covering many aspects of the program. Exchange ratios: When the exchange window opens you will not only see each eligible grant, but you will also see the exchange ratio associated with each grant. Offer to Exchange document fled with the SEC: This is the offcial legal document outlining the program. General tax information: Intel cannot give you tax advice, but you will find general tax information to consider. Contact Centers Use the contact centers for specifc ques-tions or problems. If you have a question about how the exchange program works, need help navigating through the My Option Exchange tool, or would like to connect with a customer service representative, contact Get Help (Ask ES) via Circuit. Contact eCenter in countries where Get Help (Ask ES) is not available. If the My Option Exchange tool is not functioning correctly please contact the IT contact center by selecting Service Desk under Support Services on Circuit. Consult with Professionals In addition to these resources that Intel provides, you may want to consult with a fnancial and/or tax professional for your specifc needs. Make your decision Sept. 28 through Oct. 30, 2009.

Key Terms Learn the definitions of key terms associated with your stock options in general, and also those that apply specifically to the stock option exchange program and the My Option Exchange tool. general Stock Option Terms Here are the terms that apply to stock options in general. Exercise: Acting on your option by buying stock at the grant (exercise) price Expiration: Cancellation of options, which occurs at the end of the option term Grant: An award of stock options with the same grant date, grant price, and term Grant date: the date stock options are granted, which is the start of the term of the option Grant (exercise) price: the purchase price of Intel shares at the time of exercise. (This is also called the “strike price.”) Grant number: The unique identifier for each stock option grant assigned by Intel’s stock administrator, UBS Financial Services, Inc Spread: The difference between the current market price of Inte stock and the grant price of your stock options Stock option: The right to buy stock at the grant price in the future Term: The duration of the stock option, from grant date to expiration date, which is generally seven years for Intel stock options Underwater options: Stock options with a grant (exercise) price that is above the current market price. This means they have a negative spread Vesting: A waiting period that must be met before a stock option grant may be exercised. Generally, Intel stock options vest over a four-year schedule, with 25% of the options becoming available for exercise each subsequent year after the grant date Stock Option Exchange Program Terms Here are the terms specifc to the exchange program. Eligible employees: Actively employed by Intel or one of its subsidiaries, in countries where tax and legal requirements allow, throughout the duration of the exchange window (even if on leave of absence or in an employment termination notice period), and hold eligible options and are not one of the Intel Board of Directors or listed Intel officers named in the Summary Compensation table in the 2009 Proxy Statement filed with the SEC Eligible options: Stock options that were granted between Oct. 1, 2000 and Oct. 1, 2008 under any Intel stock option plan or Equity Incentive Plan, and that have a grant price that is above the adjusted 52-week high Intel stock price as of the exchange window closing Exchange ratio: The calculation used to determine the number of current options that need to be exchanged for one new option Exchange window: The specific timeframe (planned from Sept. 28 to Oct. 30*) during which eligible employees can elect to exchange eligible options Final exchange ratios: The official exchange ratios that will be used to determine the number of new options you will receive in exchange for each eligible grant you exchange Ineligible options: Options not underwater, options assumed in a merger or acquisition, incentive stock options, and options previously exercised, expired, terminated or forfeited. Also, stock options held by an ineligible employee or former employee, and any stock option grants that go below the adjusted 52-week high Inte stock price during the exchange window are not eligible New grant price: The grant price of the new options, which will be set after the close of the stock market on the day the exchange window closes New options: Options you would receive if you chose to exchange any of your current eligible options Securities and Exchange Commission (SEC): The U.S. government agency that regulates all aspects of U.S. issued securities, ncluding stock option exchange programs My Option Exchange Tool Terms Here are the terms specifc to the My Option Exchange too Available options: The number and grant price of your eligible options, considering vesting, exercises and expiration Cross-over point: The point at which the value of the current options equals that of the new options, assuming the stock price rises at a constant rate (shown in the graph when you model) Current options: Your unexercised and unexpired stock options you currently have in your account (vested and unvested), which are eligible for exchange Hypothetical annual stock price growth rate: Your expectation of the rate of Intel’s stock price growth (for modeling purposes) Hypothetical exchange grant price: The price at which you expect the new options will be granted at the end of the exchange window (for modeling purposes) Hypothetical stock price: The year-by-year stock prices that result from your expected annual stock price growth rate (for modeling purposes) Projected value: The value of your stock options in U.S. dollars, calculated by multiplying the number of options by the spread (for modeling purposes) Projected quantity: The number of new stock options, which takes into account the exchange ratios and vesting of the new options and expiration for the current options (for modeling purposes) *The exchange window close date is subject to change and you will be notifed of the new date if it is changed. In addition, Intel may terminate the program and you will be notifed if this happens.

Important legal Information Intel has fled a Tender Offer Statement (also called Offer to Exchange document) with the Securities and Exchange Commission (SEC) for the commencement of the employee stock option exchange program. Intel stock option holders should read this document before participating in the program, as it contains important information. Intel stock option holders can obtain this document on Circuit or from the SEC’s website at www.sec.gov. In addition, stock option holders may obtain free copies of the documents fled by Intel with the SEC by directing a written request to: Intel Corporation, 2200 Mission College Boulevard, Santa Clara, California, 95054-1549, Attention: Investor Relations. The Offer to Exchange document fled with the SEC has the offcial terms and conditions of the employee stock option exchange program. In the event there is a discrepancy in the information provided here, the Offer to Exchange document will govern. Copyright ©2009 Intel Corporation. All rights reserved. Intel and the Intel logo are trademarks or registered trademarks of Intel Corporation or its subsidiaries in the United States and other countries. 0909/CS/PMSI/PP/XXK